                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE

Contact:

Gary Larson
Chief Financial Officer
(510) 623-9400 x321


                  AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
                         FOR THIRD QUARTER FISCAL 2014



Fremont, CA (March 27, 2014) - Aehr Test Systems (Nasdaq: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for the third quarter of fiscal 2014 ended February
28, 2014.

Net sales rose 13.4% to $5.6 million in the third quarter of fiscal 2014, compared with $5.0 million in the second quarter of fiscal 2014. Aehr Test reported non-GAAP net income of $447,000 or $0.04 per diluted share, and GAAP net income of $212,000, or $0.02 per diluted share in the third quarter of fiscal 2014. This compares to non-GAAP net income of $384,000, or $0.03 per diluted share, and GAAP net income of $137,000, or $0.01 per diluted share in the second quarter of fiscal 2014.

Commenting on the results of the third quarter of fiscal 2014, Gayn Erickson, President and CEO of Aehr Test Systems, said, "We are very pleased to have achieved another quarter of increased revenues and improving profitability.

"Contributing to the quarter's positive results was a good mix of product shipments for both our ABTSTM packaged part and FOXTM wafer level test products," added Erickson. "Following the initial shipment of our new ABTS-P test system last quarter, this quarter we shipped additional systems that are being used for production test and burn-in of automotive and other high reliability application devices. We also shipped another FOX-1 full wafer test system, completing the multiple system order that we announced last year. Additionally, we had a good quarter for our FOX WaferPak Contactors. We have recently seen increasing utilization levels of our customers' FOX-1 single wafer and FOX-15 multi-wafer test systems, which has driven additional capacity purchases and has led to increasing demand for WaferPak full wafer contactors."

Erickson continued, "It is good to see an increase in both orders and revenues from our European customers during the quarter, as this region has been soft for quite some time. This included shipment of multiple ABTS systems to a new customer, as well as follow on orders for a FOX-15 system and WaferPak contactors from a current customer."









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Aehr Test Systems Reports Third Quarter Fiscal 2014 Results
March 27, 2014
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Erickson concluded, "While we are pleased with what we have accomplished thus far in fiscal 2014, we continue to work hard to further grow our business. We are focusing on the markets and customers we serve while at the same time we are making the R&D investments needed to take advantage of new market opportunities. As we have stated in recent quarters, we continue to expect to be profitable for fiscal year 2014. We believe that Aehr Test is well positioned to capture additional revenue opportunities with our new products which are in development and planned to be introduced and released over the next several quarters."

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, March 27, 2014 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's third quarter fiscal 2014 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTS and FOX families of test and burn-in systems and the DiePak(R) carrier. The ABTS system is used in production and qualification testing of packaged parts for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding expected profitability; projected future customer orders; expected release and shipping dates for the ABTS and FOX families of test and burn-in systems; increasing demand for WaferPak contactors; and future market conditions. The risks and







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Aehr Test Systems Reports Third Quarter Fiscal 2014 Results
March 27, 2014
Page 3 of 6


uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general world economic conditions and events, the state of the semiconductor equipment market, our ability to maintain sufficient cash to support operations, acceptance by customers of our technologies, acceptance by customers of the systems shipped upon receipt of a purchase order, the ability of new products to meet customer needs or perform as described and our ability to successfully market a wafer-level test and burn-in system. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.


                     -Financial Tables to Follow-









































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Aehr Test Systems Reports Third Quarter Fiscal 2014 Results
March 27, 2014
Page 4 of 6


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                             Three Months Ended        Nine Months Ended
                                       -----------------------------  ------------------
                                        Feb 28,   Nov 30,   Feb 28,     Feb 28,   Feb 28,
                                         2014       2013     2013        2014      2013
                                       --------   --------- --------  --------  --------
Net sales                               $ 5,612   $ 4,950   $ 3,340   $ 14,314  $ 13,226
Cost of sales                             2,742     2,456     2,575      7,006     7,742
                                       --------  --------  --------   --------  --------
Gross profit                              2,870     2,494       765      7,308     5,484
                                       --------  --------  --------   --------  --------
Operating expenses:
  Selling, general and administrative     1,701     1,517     1,511      4,638     5,368
  Research and development                  907       798       685      2,386     2,577
                                       --------  --------  --------   --------  --------
    Total operating expenses              2,608     2,315     2,196      7,024     7,945
                                       --------  --------  --------   --------  --------
    Income (loss) from operations           262       179    (1,431)       284    (2,461)

Interest expense                             (7)      (10)      (18)       (21)      (43)
Other expense, net                          (21)      (30)       (9)       (85)      (43)
                                       --------  --------  --------   --------  --------
    Income (loss) before income tax
    (expense) benefit                       234       139    (1,458)       178    (2,547)

Income tax (expense) benefit                (22)       (2)       --          5       (18)
                                       --------  --------   --------   --------  --------
    Net income (loss)                       212       137    (1,458)       183    (2,565)

Less: Net income attributable to the
        noncontrolling interest              --        --        --         --        --
                                       --------  --------  --------   --------  --------
  Net income (loss) attributable to
      Aehr Test Systems common
        shareholders                    $   212   $   137   $(1,458)  $    183  $ (2,565)
                                       ========  ========  ========   ========  ========

Net income (loss) per share
    Basic                               $  0.02   $  0.01   $ (0.16)   $  0.02  $  (0.28)
    Diluted                             $  0.02   $  0.01   $ (0.16)   $  0.02  $  (0.28)

Shares used in per share calculations:
    Basic                                10,982    10,806     9,363     10,807     9,276
    Diluted                              12,277    11,839     9,363     11,583     9,276



                                         -more-



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Aehr Test Systems Reports Third Quarter Fiscal 2014 Results
March 27, 2014
Page 5 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                              Three Months Ended         Nine Months Ended
                                            --------------------------   -----------------
                                             Feb 28,  Nov 30,  Feb 28,    Feb 28,  Feb 28,
                                              2014     2013     2013      2014     2013
                                            -------- -------- --------   -------- --------
GAAP net income (loss)                      $   212  $   137  $(1,458)   $   183  $(2,565)
Stock based compensation expense                235      247      201        625      427
                                            -------- -------- --------   -------- --------
Non-GAAP net income (loss)                  $   447  $   384  $(1,257)   $   808  $(2,138)
                                            ======== ======== ========   ======== ========

GAAP net income (loss) per diluted share     $ 0.02  $  0.01  $ (0.16)   $  0.02  $ (0.28)
                                            ======== ======== ========   ======== ========
Non-GAAP net income (loss) per diluted share $ 0.04  $  0.03  $ (0.13)   $  0.07  $ (0.23)
                                            ======== ======== ========   ======== ========
Shares used in diluted shares calculation    12,277   11,839    9,363     11,583    9,276
                                            ======== ======== ========   ======== ========
Shares used in non-GAPP diluted shares
   calculation                               12,277   11,839    9,363     11,583    9,276
                                            ======== ======== ========   ======== ========


______________________________________________________________________


Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).



                                      -more-








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Aehr Test Systems Reports Third Quarter Fiscal 2014 Results
March 27, 2014
Page 6 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                  February 28, November 30, May 31,
                                                     2014        2013        2013
                                                  -----------  ---------   --------
ASSETS
Current assets:
  Cash and cash equivalents                         $ 1,846     $ 2,494     $ 2,324
  Accounts receivable, net                            3,378       2,735       2,632
  Inventories                                         5,931       5,650       5,369
  Prepaid expenses and other                            399         420         276
                                                   --------    --------    --------
      Total current assets                           11,554      11,299      10,601

Property and equipment, net                             311         249         301
Other assets                                             78          78          73
                                                   --------    --------    --------
      Total assets                                  $11,943     $11,626     $10,975
                                                   ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit                                    $   406     $   476     $ 1,101
  Accounts payable                                    2,265       1,892       1,188
  Accrued expenses                                    1,447       1,245       1,440
  Customer deposits and deferred revenue, short-term  1,345       2,038       1,972
                                                   --------    --------    --------
      Total current liabilities                       5,463       5,651       5,701

Income tax payable                                       77          76         109
Deferred lease commitment, net of current portion        32          56         103
Deferred revenue, long-term                               8          20          68
                                                   --------    --------    --------
     Total liabilities                                5,580       5,803       5,981


Aehr Test Systems Shareholders' equity                6,384       5,844       5,014
Noncontrolling interest                                 (21)        (21)        (20)
                                                   --------    --------    --------
      Total shareholders' equity                      6,363       5,823       4,994
                                                   --------    --------    --------
      Total liabilities and shareholders' equity    $11,943     $11,626     $10,975
                                                   ========    ========    ========








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